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                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 14, 2000



                         COMMISSION FILE NUMBER 0-14837



                            ELMER'S RESTAURANTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            OREGON                                         93-0836824
            ------                                         ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


         11802 S.E. Stark St.
          Portland, Oregon                                    97216
          ----------------                                    -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


                                 (503) 252-1485
                                 --------------
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)








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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Not applicable.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Effective December 14, 2000 Elmer's Restaurants, Inc. (the "Company") executed an asset purchase agreement with the owners of six Mitzel's American Kitchen restaurants, acquiring substantially all the assets of those locations in consideration for $975,000 in cash and issuance of 130,000 shares of the Company's restricted common stock. These locations are wholly owned by, and operated as a division of, the Company (the "Acquisition").

The restaurants were purchased from four related parties, Mitzel's American Kitchens I, Inc. a Washington corporation; Mitzel's American Kitchens II, Inc. a Washington corporation; MC Poulsbo - Joint Venture, a Washington partnership; and MC Oak Harbor- Joint Venture, a Washington partnership (the "Sellers").

First opened in 1985, Mitzel's American Kitchen's are family-style restaurants with guest demographics and check averages similar to Elmer's. The Mitzel's restaurants are located in free standing, leased locations averaging 6,000 square feet. The six purchased locations are in the Puget Sound area of Washington, specifically the cities of Everett, Kent, Fife, Oak Harbor, Poulsbo and Tacoma. (The seventh Mitzel's location in Mt. Vernon, Washington is being sold to another restaurant chain and will no longer operate under the Mitzel's name). The restaurants will operate as a division of the Company. Founder, John Mitzel, has signed a two-year employment agreement with the Company and will continue to direct the Mitzel's operations.

In connection with the acquisition, the Company has agreed to loan $200,000 to Mitzel's American Kitchen I, Inc. and Mitzel's American Kitchen II, Inc.. The loan bears interest at 10% per annum, principal and interest payments made monthly on a five year amortization schedule with the balance due in full March 14, 2003. The note is secured by Company stock valued at $4.00 per share.

Additionally, the Company has signed a two-year Administrative Services Agreement with Mitzel's American Kitchen I, Inc. and Mitzel's American Kitchen II, Inc., Hospitality Services Renton, LLC and Mitzel's Farmhouse Inn, LLC. The Company will provide certain accounting and management functions for five restaurants still owned by the Sellers for a fixed fee of $28,000 per month. The Company assumes no financial responsibility for those restaurants and further expects the fee to equal or exceed the costs of providing the required services.

The Company elected to close the Tacoma Mitzel's, located adjacent to the Tacoma Elmer's, on December 18, 2000. A lease termination agreement was entered into at closing with Mitzel's American Kitchen II, Inc. and the Tacoma landlord. The Company anticipates the realization of a meaningful sales increase at the Tacoma Elmer's as a result of closing the Mitzel's, a direct competitor.

The Company's management believes there is significant synergy between the two concepts, and anticipates material savings in purchasing, management and consolidation of back office functions.

In valuing the restaurants, the Company considered discounted historical cash flows, conducted extensive due diligence investigations and compared the cost of building out new sites. The Company believes the consideration paid to be fair, from a financial point of view, to the Company's shareholders.

The Company financed the transaction by issuing $1.15 million in convertible debt. The seven year notes bear interest at 10%, and are convertible to common stock after six months at $6.50 per share. The Company may call the notes after 3 years at premiums of between one and five percent, depending on the remaining term. Interest-only payments are made to the holder and $13,690 per month is paid into a sinking fund. The notes are unsecured and subordinate to the Company's senior secured debt held by Wells Fargo Bank.



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.



ITEM 5.  OTHER EVENTS.

Not applicable



ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS FILED.

No financial statements are required.



                                  EXHIBIT INDEX


3 (i) * Restated Articles of Incorporation of the Company (Incorporated herein by reference from Exhibit No. 3.1 to the Company's Annual Report on Form 10-K for the year ended March 31, 1988.)

3 (ii) * By-Laws of the Company, as amended. (Incorporated herein by reference from Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended March 31, 1990.)



ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              ELMER'S RESTAURANTS, INC.

Date December 22, 2000                        /s/ William Service, C.E.O.
                                              ---------------------------
                                              William W. Service
                                              Chief Executive Officer